S4
S55
S61 S57 S58 S62 or S63
L8
L7
L37
L39
L38
L103
L25
L10
L11 L58 or L73
L54
or
L56
or
L74
L75
L35
L77
L79
L76
(a)
(b)
(c)
(d)
(e)
(f)=a+b+c+d+e
(f)
(.90*f) - e
Loan
Prospe
ctus ID
Proper
ty
Name
Prope
rty
Type
City
Stat
e
Sq Ft or
Units
Paid
Thru
Date
Ending
Scheduled
Loan
Balance
Total P&I
Advances
Outstanding
Other
Expense
Advance
Outstanding
Total T & I
Advances
Outstanding
Cumulative
Unpaid
Advance
Interest
Total Exposure
Current
Monthly
P&I
Current
Interest
Rate
Maturity
Date
LTM
NOI/N
CF
Date
LTM
NOI/
NCF
LTM
DSC
R
(NOI
/NC
F)
Valuation
Date
Appraisal
BPO or
Internal
Value**
Loss
using 90%
Appr. or
BPO (f)
Total
Appraisal
Reduction
Realized
Trans
fer
Date
Date Asset
Expected to
be Resolved
or
Foreclosed
Workout
Strategy*
Comments
LOANS IN FORECLOSURE AND NOT REO
90 + DAYS DELINQUENT
60 TO 89 DAYS DELINQUENT
30 TO 59 DAYS DELINQUENT
CURENT AND AT SPECIAL SERVICER
FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale,
BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion
GCCFC 2005 GG5
DELINQUENT LOAN STATUS REPORT
As of: 12/6/2005